EXHIBIT 99.9
SUBSCRIPTION AGREEMENT
     This Subscription Agreement (this “Agreement”) is entered into as of August 30, 2007 by and between BabyUniverse, Inc., a Florida corporation (the “Issuer”), and CIBC World Markets Corp., a Delaware corporation (“CIBC”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 5.1.
RECITALS
     WHEREAS, the Issuer and CIBC are parties to that certain letter agreement, dated as of April 25, 2007 (the “Letter Agreement”), and that certain Placement Agency Agreement, dated as of May 24, 2007 (the “PAA”), pursuant to which CIBC has acted as an exclusive placement agent for the Issuer;
     WHEREAS, in consideration of the Letter Agreement and the PAA and for services rendered by CIBC in connection therewith, the Issuer owes CIBC fees in the aggregate amount of $700,000 (the “Transaction Fee”); and
     WHEREAS, CIBC and the Issuer have mutually agreed that, upon completion of the Issuer’s proposed merger transaction with eToys Direct, Inc. (the “Merger”), the Issuer shall pay the entire amount of the Transaction Fee in shares of the Common Stock, par value $0.001 per share, of the Issuer (the “Common Stock”).
AGREEMENT
     NOW, THEREFORE: in consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:
1. SUBSCRIPTION AND ISSUANCE OF COMMON STOCK.
     1.1 Agreement to Sell and Purchase Shares. At the Closing (as defined below), the Issuer will, subject to the terms and conditions of this Agreement, issue and transfer to CIBC, and CIBC will acquire from the Issuer, upon the terms and conditions hereinafter set forth, 71,869 shares (the “Shares”) of Common Stock (equal to $700,000 divided by $9.74, the closing price of the Common Stock on The Nasdaq Capital Market on August 29, 2007), in consideration of CIBC’s simultaneous cancellation and extinguishment of the Issuer’s entire obligation to pay CIBC the Transaction Fee.
     1.2 Closing. The completion of the acquisition and transfer of the Shares by and to CIBC (the “Closing”) shall occur as soon as practicable and as agreed to by the parties hereto, during the period between the closing of the Merger and the effective time of the Merger under Delaware law, but not prior to the time that the conditions for the Closing set forth in clauses (i), (ii), (iii) and (iv) below have been satisfied or waived by CIBC (the date thereof, the “Closing Date”). At the Closing, the Issuer shall (i) deliver to CIBC one or more stock certificates representing the Shares, registered in the name designated by CIBC to the Issuer, each bearing the legend referred to in Section 1.3 infra, (ii) cause to be delivered to CIBC a legal opinion in a form reasonably satisfactory to counsel for CIBC, (iii) cause to be delivered to CIBC the certificate required to be delivered after the date hereof to CIBC pursuant to Section 3.2 of the PAA (the “Certificate”) and (iv) deliver to CIBC a fully executed original of this Agreement.
     1.3 Legend. Any certificate or certificates representing the Shares shall bear the following legend, in addition to any legend that may be required by any Requirements of Law:
“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE

SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
2. REPRESENTATIONS AND WARRANTIES OF CIBC.
     As a material inducement to the Issuer entering into this Agreement and issuing the Shares, CIBC represents and warrants to the Issuer, as of the date hereof and as of the Closing Date, and covenants with the Issuer, as follows:
     2.1 Power and Authority. CIBC is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. CIBC has the corporate power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. CIBC has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.
     2.2 Consents/Approvals. No consents, filings, authorizations or actions of any Governmental Authority are required for CIBC’s execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any contract, agreement or instrument to which CIBC is a party or by which CIBC or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by CIBC of this Agreement and the consummation by CIBC of the transactions contemplated hereby.
     2.3 Enforceability. This Agreement has been duly executed and delivered by CIBC and (assuming it has been duly authorized, executed, and delivered by the Issuer) constitutes a legal, valid and binding obligation of CIBC, enforceable against CIBC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, or general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity, and except as to rights to indemnity or contribution, including, but not limited to, pursuant to the indemnification provisions contained in Section 4.6 of this Agreement, that may be limited by federal or state securities laws or the public policy underlying such laws.
     2.4 Investment Intent. CIBC is acquiring the Shares hereunder for its own account and with no present intention of distributing or selling such Shares and further agrees not to transfer such Shares in violation of the Securities Act or any applicable state securities law, and no one other than CIBC will have any beneficial interest in the Shares. CIBC agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel reasonably acceptable to the Issuer, is exempt from registration under the Securities Act, and has been registered or qualified or, in the opinion of such counsel reasonably acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws. CIBC understands that the offer and sale by the Issuer of the Shares being acquired by CIBC hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of CIBC. CIBC acknowledges that pursuant to Section 1.3 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares.
     2.5 Accredited Investor and Qualified Institutional Buyer. CIBC is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder. CIBC is also a “qualified institutional buyer”, as such term is defined in Rule 144A promulgated under the Securities Act.
     2.6 Adequate Information. CIBC has received from the Issuer, and has reviewed, such information which CIBC considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares.
     2.7 Opportunity to Question. CIBC has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in CIBC’s examination of the Issuer, including the information that CIBC has received and reviewed as referenced in Section 2.6 hereof in relation to its investment in the Shares.
     2.8 No Other Representations. No oral or written material representations have been made to CIBC in connection with CIBC’s acquisition of the Shares which were in any way inconsistent with the information reviewed by CIBC.
     2.9 Knowledge and Experience. CIBC has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable CIBC to utilize the information referred to in Section 2.6 hereof and any other information made available by the Issuer to CIBC in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.
     2.10 Independent Decision. CIBC is not relying on the Issuer or on any legal or other opinion in the materials reviewed by CIBC with respect to the financial or tax considerations of CIBC relating to its investment in the Shares. CIBC has relied solely on its examination and independent investigation of the Issuer in making its decision to acquire the Shares.
     2.11 Commissions. CIBC has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby, and no placement agency fee is payable to CIBC with respect to the acquisition and transfer to CIBC of the Shares under the Letter Agreement or the PAA or otherwise.
     2.12 Independent Acquisition. CIBC is acquiring from the Issuer for its own account, and is making an independent investment decision in subscribing for, the Shares, and CIBC is not acting in concert with any other purchaser in connection with the acquisition or subsequent voting or disposition of the Shares.
3. COVENANTS.
     3.1 Public Announcements. CIBC agrees not to make any public announcement or issue any press release or otherwise publicly disseminate any information about the subject matter of this Agreement, without the prior consent of the Issuer. The Issuer shall file after the Closing Date a Current Report on Form 8-K with the SEC in respect of the transactions contemplated by this Agreement within the time period prescribed by that Form and in form and substance reasonably acceptable to CIBC. The Issuer may issue an initial press release relating to the transactions contemplated by this Agreement, but shall not identify CIBC in such press release without the consent of CIBC, except as may be required by any Requirement of Law or rule of any exchange on which the Issuer’s securities are listed and in such form and substance as is reasonably acceptable to CIBC.
     3.2 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of CIBC and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby. The Issuer and the Investor each agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of The NASDAQ Capital Market in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.
4. REGISTRATION OF THE SHARES; RULE 144.
     4.1 Certain Definitions.
               (a) “Holder” means any holder of Registrable Securities who is a party to this Agreement.
               (b) “Other Registrable Securities” means any and all shares of the Common Stock and other securities issued by the Issuer that are covered by piggyback registration rights similar to those conferred on the Holder pursuant to the terms of Section 4.2 hereof (but which may include rights of priority with respect to inclusion in piggyback registrations of the Issuer’s securities).
               (c) “Registrable Securities” means any and all of the (i) Shares purchased by CIBC pursuant to this Agreement; (ii) equity securities issued in respect of such Shares in any reorganization; and (iii) equity securities issued in respect of the securities referred to in the preceding clauses (i) and (ii) as the result of a stock split, stock dividend, recapitalization or combination.
               (d) “Registration Expenses” means all expenses incident to the Issuer’s performance of or compliance with Section 4.4 of this Agreement, including, without limitation, all: (i) registration and filing fees, (ii) fees and expenses relating to compliance with securities or blue sky laws (including fees and expenses of counsel in connection with blue sky qualifications of the securities registered), (iii) printing, messenger and delivery expenses, (iv) internal expenses of the Issuer (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and expenses of counsel for the Issuer and fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vi) fees and expenses of any special experts retained by the Issuer in connection with such registration, (vii) reasonable fees and expenses of a single counsel for the holders of Registrable Securities and Other Registrable Securities participating in the subject offering selected by the holders of a majority of the Registrable Securities and Other Registrable Securities offered therein, (viii) fees and expenses in connection with any review of underwriting arrangements by the Financial Industry Regulatory Authority (as the successor to the National Association of Securities Dealers, Inc.) and (ix) fees and expenses of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities).

     4.2 Piggyback Registration Rights.
               (a) Whenever the Issuer proposes to register the offer and sale of any of the Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or S-4 or any similar form or in connection with a registration the primary purpose of which is to register debt securities) and the registration form to be used may be used for the registration of Registrable Securities, the Issuer will give prompt written notice to each Holder of Registrable Securities of its intention to effect such a registration and will include (subject to the priority provisions described hereinbelow) in such registration all Registrable Securities with respect to which the Issuer has received written requests for inclusion therein (a “Piggyback Registration”) within 20 days after the delivery of the Issuer’s notice; provided, that (x) if such registration involves an underwritten public offering, all holders of Registrable Securities must sell their Registrable Securities included therein to the underwriters on the same terms and conditions as applicable to the Issuer and the other holders of the Issuer’s securities included therein and (y) if, at any time after giving written notice of its intention to register any Common Stock pursuant to this Section 4.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register such Common Stock, the Issuer shall give written notice thereof to each such Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.
               (b) The Registration Expenses of each Holder of Registrable Securities will be paid by the Issuer in all Piggyback Registrations (including, without limitation, the expenses of any withdrawn registration pursuant to Section 4.2(a)(y) above).
               (c) If a Piggyback Registration is an underwritten primary registration on behalf of the Issuer, the Issuer will include in such registration all Registrable Securities timely requested to be included in such registration; provided, that if the managing underwriters advise the Issuer in writing that in their good faith opinion the inclusion of any Registrable Securities in such offering would adversely affect the marketability of the offering, then such Registrable Securities shall not be permitted to be included; and provided, further, that if in connection with such offering, the managing underwriters advise the Issuer in writing that in their opinion the total number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Issuer will include in such registration (i) first, the securities the Issuer proposes to sell, and (ii) second, the Registrable Securities and Other Registrable Securities requested to be included in such registration reduced pro rata among the holders of such Registrable Securities and Other Registrable Securities on the basis of the respective number of shares of such Registrable Securities and Other Registrable Securities so requested to be included therein.
               (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Issuer’s securities other than Registrable Securities, and the managing underwriters advise the Issuer in writing that in their good faith opinion the inclusion of any Registrable Securities in the offering would adversely affect the marketability of the offering, then such Registrable Securities shall not be permitted to be included. Additionally, if in connection with such an offering, the managing underwriters advise the Issuer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Issuer will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, and (ii) second, the Registrable Securities and Other Registrable Securities requested to be included in such registration reduced pro rata among the holders of such Registrable Securities and Other Registrable Securities on the basis of the number of shares of such Registrable Securities and Other Registrable Securities so requested to be included therein.
     4.3 Intentionally Omitted.
     4.4 Registration Procedure. Whenever the holders of Registrable Securities have requested that any Registrable Securities be included in a Piggyback Registration pursuant to Section 4.2 hereof, the Issuer shall, subject to the provisions hereof, use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Issuer shall:
               (a) prepare and file with the SEC a registration statement (a “Registration Statement”) with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Issuer will furnish to the counsel selected by the holders of a majority of the Registrable Securities and Other Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed);
               (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, or (ii) such time as the Registrable Securities become eligible for resale by non-affiliates pursuant to Rule 144(k) promulgated under the Securities Act or any other rule of similar effect, or (iii) such time as all of the Registrable Securities have been sold pursuant to the Registration Statement, but in no event for a period of less than 180 days; provided, however, that such 180 day period shall be extended for a period of time equal to the period that each Holder of Registrable Securities refrains from selling any securities included in any underwritten registration at the request of the managing underwriters; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;
               (c) furnish to each Holder of Registrable Securities included therein such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;
               (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. state jurisdictions as each Holder thereof reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);
               (e) notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in the context in which they were made, not misleading, and, at the request of any such Holder, promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the context in which they were made, not misleading;
               (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed;
               (g) provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;
               (h) enter into such customary agreements (including, in the case of underwritten offerings, underwriting agreements in customary form with the managing underwriter(s)

approved by the Issuer) and take all such other actions as the holders of a majority of the Registrable Securities and Other Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and Other Registrable Securities;
               (i) make available for inspection by each Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Issuer, and cause the Issuer’s officers, directors, employees and independent accountants to supply all information reasonably requested by such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;
               (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with such registration, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Issuer’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
               (k) permit each Holder of Registrable Securities, that is or might reasonably be deemed to be an underwriter or a controlling person of the Issuer, to participate in the preparation of such Registration Statement and to require the insertion therein of material, furnished to the Issuer in writing, which in the reasonable judgment of such Holder and its counsel should be included therein;
               (l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any U.S. jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;
               (m) use its reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other U.S. federal or state governmental agencies or authorities as may be necessary to enable the holders thereof to consummate the disposition of such Registrable Securities;
               (n) obtain a “cold comfort” letter from the Issuer’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of a majority of the Registrable Securities and Other Registrable Securities being sold reasonably request; and
               (o) to the extent required under the Securities Act and the rules and regulations promulgated thereunder, in each case as interpreted by the Staff of the SEC under currently operative no-action letters, in order for a Broker-Dealer Holder (as defined infra) to resell any Registrable Securities pursuant to the Registration Statement, include in the “Plan of Distribution” section of the Prospectus (as defined below) contained in the Registration Statement a statement to the effect that any Holder which is a broker or dealer registered under the Exchange Act (“Broker-Dealer”) and which is a Broker-Dealer Holder, may sell such Registrable Securities pursuant to the Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealer that the SEC may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” section shall not name any such Broker-Dealer or disclose the amount of Registrable Securities held by such Broker-Dealer, except to the extent required under the Securities Act or the rules and regulations promulgated thereunder, or by the SEC. For purposes of this Section 4.4(o), “Broker-Dealer Holder” means a Holder, which is a Broker-Dealer and which holds Registrable Securities that were acquired for its account as a result of market-making activities or other trading activities.

     4.5 Transfer of Shares. Each Holder agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in a Registration Statement referred to in Section 4.4 hereof or as otherwise permitted by law.
     4.6 Indemnification. For the purpose of this Section 4.6, the term “Holder/Affiliate” shall mean any Affiliate of the Holder, and any person who controls the Holder or any such Affiliate of the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
               (a) The Issuer agrees to indemnify and hold harmless each Holder and each Holder/Affiliate against any losses, claims, damages, liabilities or reasonable expenses, joint or several, to which the Holder or Holder/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Issuer (which consent shall not be unreasonably withheld or delayed)), insofar as such losses, claims, damages, liabilities or reasonable expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) the breach by the Issuer of any representation or warranty made by the Issuer in the Certificate, or (ii) any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, including the prospectus (the “Prospectus”), financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of a Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434 promulgated under the Securities Act, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act, or filed as part of a Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or (iii) any failure of the Issuer to perform its obligations hereunder or under applicable federal or state securities law, and will promptly reimburse each such Holder and each such Holder/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Holder or such Holder/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Issuer will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Issuer, which consent shall not be unreasonably withheld, and, provided, further, that the Issuer will not be liable in any such case to the extent, that any such loss, claim, damage, liability, action or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Holder expressly for use therein, or (ii) the breach by the Holder of any representation or warranty made by the Holder herein, or (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder, or (iv) a violation by the Holder of any provision of federal or state securities law applicable to the Holder.
               (b) Each Holder will indemnify and hold harmless the Issuer, each of its directors, each of its officers, including such officers who signed a Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or reasonable expenses to which the Issuer, each of its directors, each of its officers and each such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Holder (which consent shall not be unreasonably withheld or delayed)), insofar as such losses, claims, damages, liabilities or reasonable expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) the breach by the Holder of any representation or warranty made by the Holder herein, or (ii) any untrue or alleged untrue statement of any material fact contained in a Registration Statement, the Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in a Registration Statement, the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Holder expressly for use therein, and will promptly reimburse the Issuer, each of its directors, each of its officers and each such controlling person for any legal and other expense reasonably incurred by the Issuer, each of its directors, each of its officers and each such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Holder’s aggregate liability under this Section 4.6 (including paragraphs (c) and (d) hereof, but excluding clause (i) of this Section 4.6(b) and related indemnification liability) shall not exceed the amount of proceeds (the “Proceeds”) received by such Holder from the sale of the Shares pursuant to a Registration Statement.
               (c) Promptly after receipt by an indemnified party under this Section 4.6 of notice of the threat or commencement of any action indemnifiable hereunder, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.6, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 4.6 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4.6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided, that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.
               (d) If the indemnification provided for in this Section 4.6 is required by its terms but is for any reason held by a court of competent jurisdiction to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 4.6 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Holder from the purchase and sale of the Shares hereunder and the resale of the Shares pursuant to a Registration Statement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Issuer and the Holder in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or a Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Issuer on the one hand and each Holder on the other shall be deemed to be in the same proportion as the amount paid by such Holder for the Shares purchased by such Holder that were sold pursuant to a Registration Statement bears to the difference between the amount such Holder paid for such Shares that were sold pursuant to a Registration Statement and the amount received by such Holder from such sale. The relative fault of the Issuer, on the one hand, and each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Issuer or by such Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 4.6, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 4.6 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Issuer and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.6 were determined solely by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph; provided, further, that the Holder’s contribution, if any, pursuant to this Section 4.6 shall not exceed the amount of the Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     4.7 Participation in Underwritten Registrations. A Holder may not participate in any Piggyback Registration hereunder which is underwritten unless the Holder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Issuer in connection therewith, and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that the Holder, as a holder of Registrable Securities included in any underwritten registration, shall not be required to make any representations or warranties to the Issuer or the underwriters other than customary representations and warranties regarding such Holder and such Holder’s intended method of distribution.
     4.8 Information Available. The Issuer, upon the reasonable request of the Holder and with prior notice, will be available to the Holder or a representative thereof at the Issuer’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Registrable Securities owned by such Holder and will otherwise cooperate with the Holder conducting an investigation for the purpose of reducing or eliminating the Holder’s exposure to liability under the Securities Act with respect thereto, including the reasonable production of information at the Issuer’s headquarters, subject to appropriate confidentiality limitations.
     4.9 Reports Under Exchange Act. With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Issuer to the public without registration, the Issuer shall:
               (a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144;

               (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act; and
               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Issuer that it has complied with the reporting requirements of Rule 144; (ii) a copy of the most recent annual or quarterly report of the Issuer filed with the SEC and such other reports and documents so filed by the Issuer; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.
5. MISCELLANEOUS.
     5.1 Defined Terms. As used herein the following terms shall have the following meanings:
               (a) “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.
               (b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               (c) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
               (d) “Material Adverse Effect” means a material and adverse change in, or effect on, the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its subsidiaries taken as a whole.
               (e) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.
               (f) “Requirements of Law” means as to any Person, the certificate of incorporation, by-laws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to, or binding upon, such Person or any of its properties or to which such Person or any of its property is subject.
               (g) “Rule 144” means Rule 144 promulgated under the Securities Act, as may be amended from time to time.
               (h) “SEC” means the Securities and Exchange Commission.
               (i) “Securities Act” means the Securities Act of 1933, as amended.
     5.2 Other Definitional Provisions.
               (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

               (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
               (c) All accounting terms shall have meanings determined in accordance with generally accepted accounting principles in the United States.
               (d) The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits and schedules hereto) and not to any particular provision of this Agreement.
     5.3 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):
If to the Issuer to:
BabyUniverse, Inc.
150 South US Highway One, Suite 500
Jupiter, Florida 33477
Attn: Jonathan Teaford
Telecopy: (562) 277-6446
If to CIBC to:
CIBC World Markets Corp.
300 Madison Avenue, 3rd Floor
New York, NY 10017
Attn: Alexis B. Miron
Telecopy : (212) 885-4919
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by mail, by hand, by messenger or by courier, or if sent by facsimile, upon confirmation of transmission as provided above.
     5.4 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     5.5 Expenses. Except as expressly set forth in Section 4.2(b) of this Agreement, each party shall pay all of its fees and expenses incurred in connection with the transactions contemplated by this Agreement, including the fees and expenses of its counsel.
     5.6 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by a written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this

Agreement are in addition to all other rights and remedies, at law or in equity, that they may have against each other.
     5.7 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. The rights and obligations of this Agreement may not be assigned by either party without the prior written consent of the other party.
     5.8 Counterparts; Facsimile Signature. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
     5.9 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.
     5.10 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State.
     5.11 Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.
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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date first set forth above.

BABYUNIVERSE, INC.		CIBC WORLD MARKETS CORP.

By:		By:

	Name:		Name:

	Title:		Title: